Exhibit 99.1
EXECUTION VERSION

CREDIT AGREEMENT
dated as of
September 16, 2011,
among
WATSON PHARMACEUTICALS, INC.,
as Borrower,
THE LENDERS PARTY HERETO
and
BANK OF AMERICA, N.A.,
as Administrative Agent, L/C Issuer and Swing Line Lender
WELLS FARGO BANK, N.A.,
as Syndication Agent
and
BARCLAYS BANK PLC, UNION BANK, N.A.,
MIZUHO CORPORATE BANK (USA) and JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
WELLS FARGO SECURITIES, LLC,
as Joint Book Managers and Joint Lead Arrangers

Watson Pharmaceuticals Credit Agreement

i

Watson Pharmaceuticals Credit Agreement

Watson Pharmaceuticals Credit Agreement

SCHEDULES

1.01	(e)	Existing Letters of Credit
1.01	(m)	Mandatory Costs
2.01		Applicable Percentages; Commitments
5.06		Litigation
5.13		Subsidiaries; Other Equity Investments
7.01		Existing Liens
7.02		Existing Indebtedness
10.02		Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS

Form of

A	Administrative Questionnaire
B	Assignment and Assumption
C-1	Bid Request
C-2	Competitive Bid
D	Committed Loan Notice
E	Compliance Certificate
F	Note
G	Subsidiary Guaranty
H	Swing Line Loan Notice
I-1	Opinion of Latham & Watkins LLP, special New York counsel to the Company
I-2	Opinion of Greenberg Traurig LLP, special Nevada counsel to the Company
J-1	U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships)
J-2	U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships)
J-3	U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships)
J-4	U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships)
Watson Pharmaceuticals Credit Agreement

CREDIT AGREEMENT
     This CREDIT AGREEMENT is entered into as of September 16, 2011, among WATSON PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
     The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms will have the meanings set forth below:
      “Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
     “Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate. Absolute Rate Loans may only be denominated in a Discretionary Alternative Currency.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit A.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Agreement” means this Credit Agreement, dated as of September 16, 2011.
     “Alternative Currency” means each of Euro, Sterling and each other currency (other than US Dollars) that is approved in accordance with Section 1.05.
Watson Pharmaceuticals Credit Agreement

     “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with US Dollars.
     “Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and the US Dollar Equivalent of $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments. Loans denominated in an Alternative Currency may only be Eurocurrency Rate Loans. Loans denominated in a Discretionary Alternative Currency may only be Eurocurrency Rate Loans or Absolute Rate Loans.
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender will be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

	Debt Ratings	Unused	Eurocurrency	Letter of
Pricing	S&P/	Commitment	Rate	Credit	Base Rate
Level	Moody’s	Fee	Loans	Fee	Loans
I	≥ A/A2	0.075%	0.875%	0.875%	0.000%
II	A-/A3	0.100%	1.000%	1.000%	0.000%
III	BBB+/Baa1	0.125%	1.125%	1.125%	0.125%
IV	BBB/Baa2	0.150%	1.250%	1.250%	0.250%
V	BBB-/Baa3	0.175%	1.500%	1.500%	0.500%
VI	<BBB-/Baa3	0.200%	1.750%	1.750%	0.750%
     “Debt Rating” means, as of any date of determination, the rating as determined by S&P, and Moody’s (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt (or if such debt is not so rated, the issuer rating or corporate credit rating of the Company); provided that (i) if either Moody’s or S&P does not have in effect a
Watson Pharmaceuticals Credit Agreement

Debt Rating, then the Debt Rating assigned by the other rating agency shall be used; and (ii) if the relevant Debt Ratings assigned by Moody’s and S&P fall within different Pricing Levels, the Applicable Rate shall be based on the higher of the two Debt Ratings (with Pricing Level I being the highest and Pricing Level VI being the lowest), unless one of the two Debt Ratings is two or more Pricing Levels lower than the other, in which case the Applicable Rate shall be based on the Pricing Level corresponding to the Debt Rating that is the midpoint between the two Debt Ratings or, if there is no such midpoint, the Pricing Level that is one level lower than the Pricing Level corresponding to the higher Debt Rating.
     Initially, the Applicable Rate shall be based on Pricing Level IV. If the relevant Debt Rating assigned by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system (including, in such case, an amendment to replace Moody’s or S&P, as applicable, with another rating agency) or the unavailability of ratings from such rating agency, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
     “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency or Discretionary Alternative Currency, the local time in the place of settlement for such Alternative Currency or Discretionary Alternative Currency as may be determined to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment by (a) in the case of an Alternative Currency, the Administrative Agent or the L/C Issuer, as the case may be, or (b) in the case of any Discretionary Alternative Currency, the Administrative Agent.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers” means MLPF&S and WFS, in their capacities as joint lead arrangers and joint book managers.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.
Watson Pharmaceuticals Credit Agreement

     “Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the Eurocurrency Rate in effect on such day plus 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Any change in the Federal Funds Rate or the Eurocurrency Rate will take effect on the effective date of such change in the Federal Funds Rate or the Eurocurrency Rate, as applicable.
     “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
      “Base Rate Loan” means a Loan that bears interest based on the Base Rate, including both Base Rate Committed Loans and Swing Line Loans. All Base Rate Loans will be denominated in US Dollars.
     “Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.
     “Bid Loan” has the meaning specified in Section 2.03(a).
     “Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to the Company.
     “Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit C-1.
     “BofA Fee Letter” means the letter agreement, dated July 29, 2011, among the Company, Bank of America and MLPF&S.
     “Borrowing” means a Committed Borrowing, a Bid Borrowing or a Swing Line Borrowing, as the context may require.
Watson Pharmaceuticals Credit Agreement

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City, New York and:
     (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in US Dollars or as to any Base Rate Loan, any fundings, disbursements, settlements and payments in US Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in US Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in US Dollars are conducted by and between banks in the London interbank eurodollar market;
     (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
     (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan or Bid Loan denominated in a currency other than US Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
     (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than US Dollars or Euro in respect of a Eurocurrency Rate Loan or Bid Loan denominated in a currency other than US Dollars or Euro, or any other dealings in any currency other than US Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or Bid Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
     “Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support (including backstop letters of credit), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the
Watson Pharmaceuticals Credit Agreement

Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
     “Change of Control” means an event or series of events by which:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the total voting power of the Equity Interests in the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
     (b) for purposes of Section 7.03 only, during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);
Watson Pharmaceuticals Credit Agreement

     (c) any sale, lease, exchange or other transfer (in one transactions or a series of related transactions) of all, or substantially all, the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act) other than to any Wholly Owned Subsidiary of the Company; or
     (d) the adoption of a plan of liquidation of the Company.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied (or waived in accordance with Section 10.01), which date is September 16, 2011.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Co-Documentation Agents” means Barclays Bank PLC, Union Bank, N.A., Mizuho Corporate Bank (USA) and JPMorgan Chase Bank, N.A., in their capacities as co-documentation agents.
     “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Company pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the US Dollar Equivalent amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Committed Loan” has the meaning specified in Section 2.01.
     “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, will be substantially in the form of Exhibit D.
     “Company” has the meaning specified in the introductory paragraph hereto.
      “Company Materials” has the meaning specified in Section 6.02.
     “Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit C-2, duly completed and signed by a Lender.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit E.
      “Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus, without duplication and only to the extent such amount represents a charge or expense determined in
Watson Pharmaceuticals Credit Agreement

accordance with GAAP and reflected in the consolidated earnings of the Company and regardless of classification within the Company’s statement of income, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) losses attributable to non-controlling interest, (v) stock compensation expense, (vi) asset impairment charges or other charges associated with the revaluation of assets or liabilities, (vii) charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (viii) business restructuring charges associated with the Company’s Global Supply Chain and Operational Excellence initiatives or other restructurings of a similar nature, (ix) costs and charges associated with the acquisition of businesses and assets including, but not limited to, Milestone Payments and integration charges, (x) litigation charges and settlements, (xi) losses and expenses associated with the sale of assets and (xii) other unusual charges or expenses minus, to the extent included in calculating such Consolidated Net Income, the sum of (1) interest income, (2) gains or income of a nature similar to items (i) through (xii) above. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c) as if such Material Acquisition occurred on the first day of such Reference Period.
     “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters of the Company most recently ended.
     “Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries, at such time, that would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.
     “Consolidated Total Debt” means, at any time, for the Company and its Subsidiaries on a consolidated basis, the aggregate amount of (a) all Indebtedness for borrowed money, (b) all Receivables Facility Attributable Indebtedness, and (c) all Capital Lease Obligations and Synthetic Lease Obligations.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
Watson Pharmaceuticals Credit Agreement

     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to the principal of any Loan, an interest rate equal to the rate otherwise applicable to such Loan pursuant to Section 2.09 plus 2.00% per annum, and (b) when used with respect to any Unreimbursed Amount, an interest rate equal to the rate otherwise applicable to a Base Rate Loan pursuant to Section 2.09 plus 2.00% per annum.
     “Defaulting Lender” means, subject to Section 2.17(b), any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified and supported by reasonable background information provided by such Lender in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified and supported by reasonable background information provided by such Lender in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal
Watson Pharmaceuticals Credit Agreement

regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent or the Company, as applicable, that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b) upon delivery of written notice of such determination to the Administrative Agent, the Company, each L/C Issuer, the Swing Line Lender and each Lender, as applicable.
     “Discretionary Alternative Currency” means any lawful currency other than US Dollars and any Alternative Currency that is freely transferable and convertible into US Dollars.
     “Discretionary Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Discretionary Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Discretionary Alternative Currency with US Dollars.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Domestic Subsidiary” means any Subsidiary that was incorporated or organized under the laws of the United States, any state thereof or the District of Columbia, other than (a) any such Subsidiary substantially all of whose assets consist of stock or securities of a Foreign Subsidiary (or Subsidiaries) or (b) any such Subsidiary that is wholly or partially owned by a Foreign Subsidiary.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v), subject to such consents, if any, as may be required under Section 10.06(b)(iii).
     “EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
     “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
     “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including
Watson Pharmaceuticals Credit Agreement

those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
      “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.
Watson Pharmaceuticals Credit Agreement

     “Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
     “Eurocurrency Bid Margin” means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
     “Eurocurrency Margin Bid Loan” means a Bid Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”
     “Eurocurrency Rate” means:
     (a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Banker’s Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate referenced in the preceding clause (i) is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period will be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; and
     (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
     “Eurocurrency Rate Committed Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Committed Loans.
Watson Pharmaceuticals Credit Agreement

     “Eurocurrency Rate Loan” means a Eurocurrency Rate Committed Loan or a Eurocurrency Margin Bid Loan. Eurocurrency Rate Loans may be denominated in US Dollars, in an Alternative Currency or in a Discretionary Alternative Currency.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the United States (or any political subdivision or taxing authority thereof or therein), or by the jurisdiction (or any political subdivision or taxing authority thereof or therein) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or by any jurisdiction with which such recipient has a present or former connection (other than solely on account of the execution, delivery, performance, filing, recording and enforcement of, and the other activities contemplated in, this Agreement), (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) of this definition, (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to any recipient that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to any law in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability to comply with Section 3.01(g) or clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 3.01(a), and (e) any United States federal withholding Taxes imposed pursuant to FATCA.
     “Existing Credit Agreement” means that certain Credit Agreement dated as of November 3, 2006, among the Company, Canadian Imperial Bank of Commerce, acting through its New York agency, as administrative agent, Wachovia Capital Markets, LLC, as syndication agent, Wells Fargo, Union Bank of California, N.A. and Sumitomo Mitsui Banking Corporation, each as a documentation agent, and the lenders from time to time party thereto, as amended by Amendment No. 1 thereto, dated as of July 1, 2009.
     “Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.01(e).
     “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
     “FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amendment or successor provisions that are substantively similar and not materially more onerous to comply with) and any present or future regulations promulgated with respect thereto or official interpretations thereof.
Watson Pharmaceuticals Credit Agreement

     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day will be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letters” means each of the BofA Fee Letter and the Wells Fargo Fee Letter, collectively, the “Fee Letters.”
     “Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31st of each calendar year.
     “Foreign Lender” means any Administrative Agent, L/C Issuer or Lender that is not a United States person, as such term is defined in Section 7701(a)(30) of the Code.
     “Foreign Subsidiary” means a Subsidiary that is not formed under the laws of the United States, any state thereof or the District of Columbia.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided that, notwithstanding anything in this Agreement to the contrary, leases will be accounted for using accounting principles as in effect on the Closing Date.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive,
Watson Pharmaceuticals Credit Agreement

legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
Watson Pharmaceuticals Credit Agreement

     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse;
     (f) Capital Lease Obligations;
     (g) Synthetic Lease Obligations;
     (h) Receivables Facility Attributable Indebtedness; and
     (i) all Guarantees of such Person in respect of any of the foregoing; provided that Indebtedness shall not include any performance guarantee or any other guarantee that is not a guarantee of other Indebtedness.
     For all purposes hereof, the Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date will be deemed to be the Swap Termination Value thereof as of such date.
     “Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.
     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period will also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.
     “Interest Period” means, (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (or, if agreed to by all Lenders, nine or twelve months or a period of shorter than one month), as selected by the Company in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Company in its Bid Request; provided that:
Watson Pharmaceuticals Credit Agreement

     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period will extend beyond the Maturity Date.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance (other than prepaid expenses, extension of trade credit and advances to customers and suppliers, advances to employees and similar items to the extent made in the ordinary course of business) or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Rights” has the meaning specified in Section 5.17.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances will be denominated in US Dollars.
Watson Pharmaceuticals Credit Agreement

     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings will be denominated in US Dollars.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Issuer” means Bank of America or any other Lender appointed by the Company with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), in any case, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and with respect to the Existing Letters of Credit, the issuers thereof.
     “L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit will be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit will be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
     “Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in US Dollars or in an Alternative Currency.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer and provided to the Company upon its request for a Letter of Credit.
     “Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.04(h).
     “Letter of Credit Sublimit” means an amount equal to the US Dollar Equivalent of $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
Watson Pharmaceuticals Credit Agreement

     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means an extension of credit by a Lender to the Company under Article II in the form of a Committed Loan, a Bid Loan or a Swing Line Loan.
     “Loan Documents” means this Agreement, each Note, each Letter of Credit, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, the BofA Fee Letter and each Subsidiary Guaranty.
     “Loan Parties” means, collectively, the Company and the Subsidiary Guarantors.
     “Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(m).
     “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration (including the aggregate principal amount of any Indebtedness that is assumed by the Company or any Subsidiary following such acquisition) by the Company and its Subsidiaries in excess of $200,000,000 (including the value of any Equity Interests of the Company or any of its Subsidiaries used as consideration in any such transaction).
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material adverse effect on the ability of the Company or any Subsidiary Guarantor, if any, to perform its payment obligations under any Loan Document to which it is a party; or (c) a material adverse effect on the legality, validity, binding effect or enforceability against the Company or any Subsidiary Guarantor, if any, of any Loan Document to which it is a party.
     “Material Disposition” means any Disposition of property or series of Dispositions of property (other than any sale and leaseback transaction or any Permitted Receivables Transfer, in each case to the extent the Indebtedness or Liens arising in connection therewith are permitted under Sections 7.01 and 7.02) that yield gross proceeds (including the aggregate principal amount of any Indebtedness of the Company or any Subsidiary that is assumed by another Person following such Disposition) to the Company or any of its Subsidiaries in excess of $200,000,000.
     “Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $100,000,000.
Watson Pharmaceuticals Credit Agreement

     “Material Subsidiary” means each Subsidiary of the Company that meets any of the following tests: (a) its assets equal or exceed 5% of Consolidated Total Assets of the Company and its Subsidiaries, or (b) its revenues equal or exceed 5% of the total revenues of the Company and its Subsidiaries on a consolidated basis as of the last day of the Company’s most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter; provided that if the Subsidiaries that meet either of the tests in (a) or (b), when combined with revenues generated or assets owned directly by the Company (excluding any assets or revenues located or generated at the Subsidiary level), aggregate less than 90% of the Consolidated Total Assets or total revenues of the Company and its Subsidiaries on a consolidated basis, the Company shall identify additional Subsidiaries to constitute Material Subsidiaries until such threshold is met.
     “Maturity Date” means September 16, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
     “Milestone Payments” means payments made under contractual arrangements arising in connection with any acquisition (or licensing) of assets or Equity Interests by the Company or any Subsidiary to the sellers (or licensors) of the assets or Equity Interests acquired (or licensed) under such contractual arrangements based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).
     “MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Net Worth” means, as at any time, the sum of Consolidated Total Assets of the Company less all liabilities of the Company and its Subsidiary, at such time, calculated in accordance with GAAP on a consolidated basis.
     “Note” means a promissory note made by the Company in favor of a Lender evidencing Loans made by such Lender to the Company, substantially in the form of Exhibit F.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any other Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
Watson Pharmaceuticals Credit Agreement

     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Originators” means the Company and/or any of its Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (i) with respect to Committed Loans on any date, the US Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; (iii) with respect to Bid Loans on any date, the US Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Bid Loans occurring on such date; and (iv) with respect to any L/C Obligations on any date, the US Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
     “Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency or a Discretionary Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency or Discretionary Alternative Currency, as the case may be, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for the applicable Alternative Currency or Discretionary Alternative Currency to major banks in such interbank market.
     “Participant” has the meaning specified in Section 10.06(e).
Watson Pharmaceuticals Credit Agreement

     “Participant Register” has the meaning specified in Section 10.06(e).
     “Participating Member State” means each state so described in any EMU Legislation.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Act” means the Pension Protection Act of 2006.
     “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Receivables Transfer” means (a) a sale or other transfer by an Originator to an SPV or any other Person of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (b) a sale or other transfer by an Originator or an SPV to (i) purchasers of or other investors in such Receivables and Related Security or (ii) any other Person (including an SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security, in each case pursuant to and in accordance with the terms of the applicable Receivables Purchase Documents.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
     “Platform” has the meaning specified in Section 6.02.
     “Public Lender” has the meaning specified in Section 6.02.
     “Receivables” means, with respect to any Originator or SPV, such Originator’s or SPV’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of such Originator or SPV to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may
Watson Pharmaceuticals Credit Agreement

represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
     “Receivables and Related Security” means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.
     “Receivables Facility Attributable Indebtedness” means the amount of obligations outstanding under a Receivables Purchase Facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.
     “Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which one or more Originators sell or transfer to one or more SPVs all of their respective rights, title and interests in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.
     “Receivables Purchase Facility” means the securitization facility made available to the Company, pursuant to which the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.
     “Register” has the meaning specified in Section 10.06(d).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived under current law.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender will be excluded for purposes of making a determination of Required Lenders.
Watson Pharmaceuticals Credit Agreement

     “Responsible Officer” means the chief executive officer, the chief financial officer, the vice president and treasurer, or the vice president and controller of the Company, or any other Loan Party, as applicable. Any document delivered hereunder that is signed by a Responsible Officer of the Company, or any other Loan Party, as applicable, will be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company or such Loan Party, as applicable, and such Responsible Officer will be conclusively presumed to have acted on behalf of the Company, or such Loan Party, as applicable.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Material Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).
     “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency or a Discretionary Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Committed Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent will determine or, in the case of any Committed Loan, the Required Lenders will require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of the Existing Letters of Credit, the Closing Date, and (v) such additional dates as the Administrative Agent or the L/C Issuer will determine or the Required Lenders will require.
     “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
     “Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency and (c) with respect to disbursements and payments in a Discretionary Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Discretionary Alternative Currency.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
Watson Pharmaceuticals Credit Agreement

     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
     “Special Notice Currency” means, at any time, an Alternative Currency or a Discretionary Alternative Currency that is not the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
     “Spot Rate” for a currency means the rate determined by (a) with respect to an Alternative Currency, the Administrative Agent or the L/C Issuer, as applicable, and (b) with respect to a Discretionary Alternative Currency, the Administrative Agent, in each case to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that (i) with respect to an Alternative Currency, the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer and (ii) with respect to a Discretionary Alternative Currency, the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent, in each case if the Person acting in such capacity does not have, as of the date of determination, a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
     “Springing Amount” means, for any period, the sum, without duplication and only to the extent such amount represents a charge or expense determined in accordance with GAAP and reflected in the consolidated earnings of the Company for such period and regardless of classification within the Company’s statement of income, of (a) litigation charges and settlements to the extent paid in cash by the Company or its Subsidiaries plus (b) unusual cash charges or expenses to the extent paid in cash by the Company or its Subsidiaries. For the twelve month period ended August 31, 2011, the Springing Amount is equal to $0.00.
     “SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.
     “Sterling” and “£” mean the lawful currency of the United Kingdom.
     “Subsidiary” means with respect to any Person (herein referred to as the “parent”), a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” will refer to a Subsidiary or Subsidiaries of the Company.
Watson Pharmaceuticals Credit Agreement

     “Subsidiary Guarantor” means each Domestic Subsidiary of the Company that becomes a party to the Subsidiary Guaranty either at the election of the Company or as required by Section 6.12 (whether by original execution thereof or by executing and delivering to the Administrative Agent a joinder agreement thereto). As of the Closing Date, there are no Subsidiary Guarantors.
     “Subsidiary Guaranty” means the Subsidiary Guaranty (including any and all supplements or joinder agreements thereto) to be entered into by the Subsidiary Guarantors in favor of the Administrative Agent, substantially in the form of Exhibit G.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender) or any third party in the business of determining such values acceptable to the Administrative Agent.
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.
     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.05(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, will be substantially in the form of Exhibit H.
Watson Pharmaceuticals Credit Agreement

     “Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Syndication Agent” means Wells Fargo, in its capacity as syndication agent.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), and the amount of such obligation shall be the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as capital lease.
     “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
     “Type” means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurocurrency Margin Bid Loan.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.04(c)(ii).
     “Unused Commitment Fee” has the meaning specified in Section 2.10(a).
     “US Dollar” and “$” mean lawful money of the United States.
     “US Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in US Dollars, such amount, (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in US Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of US Dollars with such Alternative Currency and (c) with respect to any amount denominated in any Discretionary Alternative Currency, the equivalent amount thereof in US Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the
Watson Pharmaceuticals Credit Agreement

most recent Revaluation Date) for the purchase of US Dollars with such Discretionary Alternative Currency.
     “Wells Fargo” means Wells Fargo Bank, N.A. and its successors.
     “Wells Fargo Fee Letter” means the letter agreement, dated July 29, 2011, among the Company, Wells Fargo and WFS.
     “WFS” means Wells Fargo Securities, LLC and its successors.
     “Wholly Owned Subsidiary” means a Subsidiary of the Company all the Equity Interests of which (except for directors’ qualifying shares) are, at the time any determination is being made, owned, Controlled or held by the Company or one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The word “will” will be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person will be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, will be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation will, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and will not affect the interpretation of this Agreement or any other Loan Document.
Watson Pharmaceuticals Credit Agreement

     1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, all calculations, ratios and computations with respect to leases contained in this Agreement will be computed with respect to each lease in conformity with GAAP as in effect on the Closing Date.
     (c) Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated after giving pro forma effect thereto immediately after giving effect to such acquisition or disposition (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Sections 6.01(a) or 6.01(b), and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness and any related cost savings, operating expense reductions and synergies which, in the case of reductions in cost, (i) are calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act of 1933, as amended or (ii) are implemented, committed to be implemented, the commencement of implementation of which has begun or reasonably expected to be implemented in good faith by the business that was the subject of any such asset acquisition, disposition or operational change within twelve (12) months of the date of such asset acquisition, disposition or operational change and that are factually supportable and quantifiable and expected to have a continuing impact, as if, in the case of each of clauses (i) and (ii), all such reductions in costs had been effected as of the beginning of such period, decreased by any non-one-time incremental expenses incurred or to be incurred during the prior twelve month period in order to achieve such reduction in costs. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest
Watson Pharmaceuticals Credit Agreement

on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
     1.04 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, will determine the Spot Rates as of each Revaluation Date to be used for calculating US Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. The Administrative Agent will determine the Spot Rates as of each Revaluation Date to be used for calculating US Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Discretionary Alternative Currencies. Such Spot Rates will become effective as of such Revaluation Date and will be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than US Dollars) for purposes of the Loan Documents will be such US Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.
     (b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Committed Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Committed Borrowing, Eurocurrency Rate Committed Loan or Letter of Credit is denominated in an Alternative Currency, such amount will be the relevant Alternative Currency Equivalent of such US Dollar amount (rounded to the nearest unit of such Alternative Currency with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
     (c) Wherever in this Agreement in connection with a Bid Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Bid Loan, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Bid Borrowing or Eurocurrency Rate Bid Loan is denominated in a Discretionary Alternative Currency, such amount will be the relevant Discretionary Alternative Currency Equivalent of such US Dollar amount (rounded to the nearest unit of such Discretionary Alternative Currency with 0.5 of a unit being rounded upward), as determined by the Administrative Agent
     1.05 Additional Alternative Currencies. (a) The Company may from time to time request that Eurocurrency Rate Committed Loans or Absolute Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than US Dollars) that is readily available and freely transferable and convertible into US Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Committed Loans, such request will be subject to the approval of the Administrative Agent and the Lenders; in the case of any such request with respect to the making of Bid Loans, such request will be subject to the approval of the Administrative Agent and will be deemed acceptable to any Lender submitting a Competitive Bid in connection with such Bid Loan; and in the case of any such request with respect to the issuance of Letters of Credit, such request will be subject to the approval of the Administrative Agent and the L/C Issuer.
Watson Pharmaceuticals Credit Agreement

     (b) Any such request will be made to the Administrative Agent not later than 10:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent will promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent will promptly notify the L/C Issuer thereof. Any such request pertaining to a particular Bid Loan must be set forth in the corresponding Bid Request following approval thereof by the Administrative Agent. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) will notify the Administrative Agent, not later than 10:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
     (c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence will be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent will so notify the Company and such currency will thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; if the Administrative Agent consents to making Bid Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency will thereupon be deemed for all purposes to be a Discretionary Alternative Currency hereunder for purposes of any Bid Borrowing; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent will so notify the Company and such currency will thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent will fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent will promptly so notify the Company.
     1.06 Change of Currency. (a) Each obligation of the Company to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date will be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency will be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis will be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement will take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
     (b) Each provision of this Agreement will be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to
Watson Pharmaceuticals Credit Agreement

reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
     (c) Each provision of this Agreement also will be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
     1.07 Times of Day. Unless otherwise specified, all references herein to times of day will be references to Eastern time (daylight or standard, as applicable).
     1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time will be deemed to be the US Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit will be deemed to be the US Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
     1.09 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Company in US Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings will not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Commitment, and (iii) the aggregate Outstanding Amount of all Committed Loans, all Bid Loans and all Letters of Credit denominated in Alternative Currencies will not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
Watson Pharmaceuticals Credit Agreement

     2.02 Borrowings, Conversions and Continuations of Committed Loans. (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Committed Loans will be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone (and confirmed promptly by hand delivery, fax or email). Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars or of any conversion of Eurocurrency Rate Committed Loans denominated in US Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Company wishes to request Eurocurrency Rate Committed Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, whereupon the Administrative Agent will give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in US Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, the Administrative Agent will notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, fax or e-mail to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans will be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Committed Borrowing of or conversion to Base Rate Committed Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) will specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which will be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested will be made in US Dollars. If the Company fails to specify a Type of Committed Loan in a Committed
Watson Pharmaceuticals Credit Agreement

Loan Notice, then the applicable Committed Loans will be made as Base Rate Loans. If the Company fails to give timely notice requesting a conversion or continuation of a Eurocurrency Rate Committed Loan, such Eurocurrency Rate Committed Loan will be continued with an Interest Period of one month and in its original currency. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent will promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent will notify each Lender of the details of any continuation of Committed Loans denominated in a currency other than US Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender will make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 2:00 p.m., in the case of any Committed Loan denominated in US Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction (or waiver) of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is to be made on the Closing Date, Section 4.01), the Administrative Agent will make all funds so received available to the Company in like and Same Day Funds as received by the Administrative Agent not later than 3:00 p.m. on the Business Day such funds are so received by the Administrative Agent either by (i) crediting the account of such Company on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in US Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, will be applied to the payment in full of any such L/C Borrowings, and, second, will be made available to the Company as provided above.
     (c) Except as otherwise provided herein, a Eurocurrency Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Committed Loan. During the existence of an Event of Default, no Loans may be converted to or continued as Eurocurrency Rate Committed Loans (whether in US Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Committed Loans denominated in an Alternative Currency be prepaid, or redenominated into US Dollars in the amount of the US Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
     (d) The Administrative Agent will promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the
Watson Pharmaceuticals Credit Agreement

Administrative Agent will notify the Company and the Lenders of any change in the prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there will not be more than ten Interest Periods in effect with respect to Committed Loans.
     2.03 Bid Loans.
     (a) General. Subject to the terms and conditions set forth herein, each Lender agrees that the Company may from time to time request the Lenders to submit offers to make loans in a Discretionary Alternative Currency (each such loan, a “Bid Loan”) to the Company prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of all Bid Loans and all Committed Loans and all Letters of Credit denominated in Alternative Currencies will not exceed the Alternative Currency Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time.
     (b) Requesting Competitive Bids. The Company may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon five Business Days prior to the requested date of any Bid Borrowing (or six Business Days in the case of any Special Notice Currency). Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except at initial funding), (iii) the Type of Bid Loans requested, (iv) the duration of the Interest Period with respect thereto, and (v) the requested Discretionary Alternative Currency, and shall be signed by a Responsible Officer of the Company. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Bid Loans may only be Absolute Rate Loans or Eurocurrency Margin Bid Loans. Unless the Administrative Agent otherwise agrees in its sole discretion, the Company may not submit a Bid Request if it has submitted another Bid Request within the prior 30 days.
     (c) Submitting Competitive Bids.
     (i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Company and the contents of such Bid Request.
     (ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 11:30 a.m. four Business Days prior to the requested date of any Bid Borrowing (or five Business Days in the case of any Special Notice Currency); provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 11:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed
Watson Pharmaceuticals Credit Agreement

date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except at initial funding, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto; (E) that such bidding Lender may advance the Bid Borrowing in the proposed Discretionary Alternative Currency, and (F) the identity of the bidding Lender.
     (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.
     (iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
     (d) Notice to the Company of Competitive Bids. Not later than 12:00 noon four Business Days prior to the requested date of any Bid Borrowing (or five Business Days in the case of any Special Notice Currency), the Administrative Agent shall notify the Company of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.
     (e) Acceptance of Competitive Bids. Not later than 12:30 p.m. four Business Days prior to the requested date of any Bid Borrowing (or five Business Days in the case of any Special Notice Currency), the Company shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Company shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:
     (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;
Watson Pharmaceuticals Credit Agreement

     (ii) the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except at initial funding;
     (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and
     (iv) the Company may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.
     (f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Company, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
     (g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company by the applicable time specified in Section 2.03(e) shall be deemed rejected.
     (h) Notice of Eurocurrency Rate. If any Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Lenders that will be participating in such Bid Borrowing of such Eurocurrency Rate.
     (i) Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Company shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds in the Discretionary Alternative Currency requested at the Administrative Agent’s Office not later than 2:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like and Same Day Funds as received by the Administrative Agent not later than 3:00 p.m. on the date of the requested Bid Borrowing.
     (j) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.
Watson Pharmaceuticals Credit Agreement

     2.04 Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in US Dollars or in one or more Alternative Currencies for the account of the Company, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings will not exceed the Aggregate Commitments, (x) the Outstanding Amount of all Bid Loans plus the Outstanding Amount of all Committed Loans and all Letters of Credit denominated in Alternative Currencies will not exceed the Alternative Currency Sublimit, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations will not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit will be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit will be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
     (ii) The L/C Issuer will not issue any Letter of Credit, if:
     (A) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date, such Letter of Credit is Cash Collateralized or a back-stop letter of credit issued by a bank or financial institution reasonably acceptable to the Administrative Agent and the L/C Issuer is provided thereof; or
     (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
     (iii) The L/C Issuer will not be under any obligation to issue any Letter of Credit if:
     Watson Pharmaceuticals Credit Agreement

     (A) any order, judgment or decree of any Governmental Authority or arbitrator will by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer will prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
     (B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit issued to customers of the L/C Issuer that are similarly situated to the Company;
     (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit;
     (D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than US Dollars or an Alternative Currency;
     (E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; provided that such currency is not US Dollars; or
     (F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
     (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
     (v) The L/C Issuer will be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
Watson Pharmaceuticals Credit Agreement

     (vi) The L/C Issuer will act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer will have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     (i) Each Letter of Credit will be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 3:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application will specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which will be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application will specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which will be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company will use its commercially reasonable efforts to furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing by hand delivery, fax or e-mail) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from the Lenders, the Administrative Agent or the Company, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV will not then be satisfied (or waived), then, subject to the terms and conditions hereof, the L/C Issuer will, on the requested
Watson Pharmaceuticals Credit Agreement

date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
     (iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company will not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders will be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer will not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing by hand delivery, fax or e-mail) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Required Lenders or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (or waived), and in each such case directing the L/C Issuer not to permit such extension.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) On the Closing Date and without further action by any party hereto, the L/C Issuer shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from such L/C Issuer, a participation in each Existing Letter of Credit equal to such Lender’s Applicable Percentage of (i) the aggregate amount available to be drawn thereunder and (ii) the aggregate unpaid amount of any outstanding reimbursement obligations in respect thereof. Such participations shall be on all the same terms and conditions as participations otherwise granted under this Section 2.04(c).
Watson Pharmaceuticals Credit Agreement

     (ii) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer will notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency (or in a currency other than US Dollars or an Alternative Currency as provided in Section 2.04(a)(iii)(D)), the Company will reimburse the L/C Issuer in such Alternative Currency (or such other currency as provided in Section 2.04(a)(iii)(D)), unless (A) the L/C Issuer (at its option) will have specified in such notice that it will require reimbursement in US Dollars, or (B) in the absence of any such requirement for reimbursement in US Dollars, the Company will have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in US Dollars. In the case of any such reimbursement in US Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency (or such other currency as provided in Section 2.04(a)(iii)(D)), the L/C Issuer will notify the Company of the US Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in US Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (or such other currency as provided in Section 2.04(a)(iii)(D)) (each such date, an “Honor Date”), the Company will reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (or, if notice of payment is delivered to the Company after 11:00 a.m. on the Honor Date, the next Business Day). If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent will promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in US Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency or such other currency as provided in Section 2.04(a)(iii)(D)) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company will be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(ii) may be given by telephone if immediately confirmed in writing by hand delivery, fax or e-mail; provided that the lack of such an immediate confirmation will not affect the conclusiveness or binding effect of such notice.
     (iii) Each Lender will upon any notice pursuant to Section 2.04(c)(ii) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in US Dollars, at the Administrative Agent’s Office for US Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iv), each Lender that so makes funds available will be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent will remit the funds so received to the L/C Issuer in US Dollars.
Watson Pharmaceuticals Credit Agreement

     (iv) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company will be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing will be due and payable on demand (together with interest) and will bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(iii) will be deemed payment in respect of its participation in such L/C Borrowing and will constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
     (v) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount will be solely for the account of the L/C Issuer.
     (vi) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), will be absolute and unconditional and will not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the satisfaction of the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance will relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vii) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(iii), then, without limiting the other provisions of this Agreement, the L/C Issuer will be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) will be conclusive absent manifest error.
     (d) Repayment of Participations.
Watson Pharmaceuticals Credit Agreement

     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in US Dollars and in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender will pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause will survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing will be absolute, unconditional and irrevocable, and will be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any
Watson Pharmaceuticals Credit Agreement

beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
     (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
     The Company will promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company will be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer will not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer will be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or bad faith; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and will not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer will be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to special, punitive, consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct, gross negligence or bad faith or the L/C Issuer’s willful failure to pay or material breach in bad faith under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer will not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the
Watson Pharmaceuticals Credit Agreement

rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP will apply to each Letter of Credit.
     (h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in US Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the US Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees pursuant to this Section 2.04(h) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credits for which it has provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04; provided, however, any Letter of Credit Fees not payable for the account of a Defaulting Lender pursuant to this sentence shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credits pursuant to Section 2.17(a)(iv), with the balance of such Letter of Credit Fees, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
     (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company will pay directly to the L/C Issuer for its own account, in US Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the BofA Fee Letter, computed on the US Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee will be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit will be determined in accordance with Section 1.08. In addition, the Company will pay directly to the L/C Issuer for its own account, in US Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
Watson Pharmaceuticals Credit Agreement

     (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof will control.
     (k) Reporting. On a monthly basis, each L/C Issuer shall deliver to the Administrative Agent a list of all outstanding Letters of Credit issued by such L/C Issuer in such detail as the Administrative Agent shall reasonably request.
     2.05 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, to make loans in US Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings will not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans will not exceed such Lender’s Commitment, and (iii) the Swing Line Lender shall not be under any obligation to make any such Swing Line Loan if any Lender is at such time a Defaulting Lender, unless the Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the Company or such Defaulting Lender to eliminate such Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loan then proposed to be made or that Swing Line Loan and all other Swing Line Loans then outstanding as to which the Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion, and provided, further, that the Company will not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan will be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
     (b) Borrowing Procedures. Each Swing Line Borrowing will be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and will specify (i) the amount to be borrowed, which will be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which will be a Business Day. Each such telephonic notice must be confirmed promptly by hand delivery, fax or e-mail to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing
Watson Pharmaceuticals Credit Agreement

Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of the Lenders) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied (or waived), then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.
(c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request will be made in writing (which written request will be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the satisfaction of the conditions set forth in Section 4.02. The Swing Line Lender will furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender severally agrees to make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for US Dollar-denominated payments not later than 12:00 noon on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available will be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent will remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein will be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) will be deemed payment in respect of such participation.
     (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in
Watson Pharmaceuticals Credit Agreement

Section 2.05(c)(i), the Swing Line Lender will be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid will constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) will be conclusive absent manifest error.
     (iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) will be absolute and unconditional and will not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the satisfaction of the conditions set forth in Section 4.02. No such funding of risk participations will relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d) Repayment of Participations.
     (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender will pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause will survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender will be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender
Watson Pharmaceuticals Credit Agreement

funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage will be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Company will make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.06 Prepayments. (a) The Company may, upon notice from it to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in US Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Committed Loans denominated in US Dollars will be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies will be in a minimum principal amount of the US Dollar Equivalent of $5,000,000 or a whole multiple of the US Dollar Equivalent of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans will be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice will specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Committed Loans are to be prepaid, the Interest Period(s) of such Loans; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Aggregate Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, it will make such prepayment and the payment amount specified in such notice will be due and payable on the date specified therein, subject to revocation in connection with a conditional notice of termination as described above. Any prepayment of a Eurocurrency Rate Committed Loan will be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment will be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
     (b) No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.
     (c) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the date of the prepayment, and (ii) any such prepayment will be in a minimum principal amount of $100,000. Each such notice will specify the date and amount of such prepayment. If such notice is given by the Company, the Company will make such prepayment and the payment amount specified in
Watson Pharmaceuticals Credit Agreement

such notice will be due and payable on the date specified therein, subject to revocation in connection with a conditional notice of termination as described in clause (a) above.
     (d) If the Administrative Agent notifies the Company at any time that the Total Outstandings at such time exceed the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Company will prepay Loans and/or the Company will Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.17(a)(ii), the Company will not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.
     (e) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans and all Letters of Credit denominated in an Alternative Currency, a Discretionary Alternative Currency or a currency (other than US Dollars or an Alternative Currency) described in Section 2.04(a)(iii)(D), as applicable, at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company will prepay Loans in an Alternative Currency, a Discretionary Alternative Currency or such other currency, as applicable, Cash Collateralize Letters of Credit issued in an Alternative Currency, or any combination thereof, in an aggregate amount sufficient to reduce or Cash Collateralize such Outstanding Amount as of such date of payment to an amount not to exceed the Alternative Currency Sublimit then in effect.
     2.07 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice will be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction will be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company will not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, unless the Total Outstandings consist solely of the Outstanding Amount of L/C Obligations and the Company has concurrently Cash Collateralized the Outstanding Amount of L/C Obligations, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit will be automatically reduced by the amount of such excess. A notice of termination of the Aggregate Commitments delivered by the Company pursuant to this Section 2.07 may state that such notice is conditioned on the effectiveness of other credit facilities or the availability of a source of funds for the prepayment in full of the Obligations under this Agreement, in which case, such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Except as otherwise set forth above, the amount of any such Aggregate Commitment reduction will not be applied to the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Commitments will be
Watson Pharmaceuticals Credit Agreement

applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments will be paid on the effective date of such termination.
     2.08 Repayment of Loans. (a) The Company will repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to it outstanding on such date.
     (b) The Company shall repay each Bid Loan on the last day of the Interest Period in respect thereof.
     (c) The Company will repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.
     2.09 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan will bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Committed Loan will bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum determined in accordance with Section 2.03; and (iv) each Swing Line Loan will bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
     (b) If any amount of principal of any Loan or any Unreimbursed Amount is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (d) Interest on each Loan will be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder will be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.10 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04.
     (a) Unused Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) in accordance with its Applicable Percentage, an unused commitment fee (the “Unused Commitment Fee”) in US Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate
Watson Pharmaceuticals Credit Agreement

Commitments exceed the Outstanding Amount of all Committed Loans, Bid Loans and L/C Obligations. The Unused Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Unused Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of calculating the Unused Commitment Fee only, no portion of the Commitments shall be deemed utilized as a result of outstanding Swing Line Loans.
     (b) Other Fees. (i) The Company will pay to the Arrangers and the Administrative Agent for their own respective accounts, in US Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees will be fully earned when paid and will not be refundable for any reason whatsoever.
     (ii) The Company will pay to the Lenders, in US Dollars, such fees as will have been separately agreed upon in writing in the amounts and at the times so specified. Such fees will be fully earned when paid and will not be refundable for any reason whatsoever.
     2.11 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans and any Alternative Currency Loan denominated in Sterling (or any other currency with which it is customary to compute interest on the basis of a year of 365 or 366 days, as the case may be) will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest will be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies and Discretionary Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest will accrue on each Loan for the day on which the Loan is made, and will not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made will, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error.
     2.12 Evidence of Debt. (a) The Credit Extensions made by each Lender will be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender will be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so will not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. The Administrative Agent will provide to the Company, upon its request, a statement of Loans, payments and other transactions pursuant to this Agreement. Such statement
Watson Pharmaceuticals Credit Agreement

will be deemed correct, accurate, and binding on the Company (except for corrections and errors discovered by the Administrative Agent), unless the Company notifies the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Company, only the items to which exception is expressly made will be considered to be disputed by the Company. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent will control in the absence of manifest error. Upon the request of any Lender to the Company made through the Administrative Agent, the Company will execute and deliver to such Lender (through the Administrative Agent) a Note, which will evidence such Lender’s Loans to the Company in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent will maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent will control in the absence of manifest error.
     2.13 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Company will be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or a Discretionary Alternative Currency, all payments by the Company hereunder will be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in US Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Company hereunder with respect to principal and interest on Loans denominated in an Alternative Currency or denominated a Discretionary Alternative Currency will be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency or such Discretionary Alternative Currency, as applicable, and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Company is prohibited by any Law from making any required payment hereunder in an Alternative Currency or a Discretionary Alternative Currency, it will make such payment in US Dollars in the US Dollar Equivalent of the Alternative Currency or the Discretionary Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender (which is not a Defaulting Lender) its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in US Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency or a Discretionary Alternative
Watson Pharmaceuticals Credit Agreement

Currency, will in each case be deemed received on the next succeeding Business Day and any applicable interest or fee will continue to accrue. If any payment to be made by the Company will come due on a day other than a Business Day, payment will be made on the next following Business Day, except (i) as otherwise set forth in the definition of Interest Period, (ii) that no payment will extend past the Maturity Date or the end of the Availability Period, or (iii) as otherwise agreed between the Company and Bid Lender with respect to a Bid Loan, and such extension of time will be reflected in computing interest or fees, as the case may be.
     (b) Funding by Lenders; Presumption by Administrative Agent. (i) Unless the Administrative Agent will have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender will pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent will promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid will constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Company will be without prejudice to any claim the Company may have against a Lender that will have failed to make such payment to the Administrative Agent.
     (ii) Payments by the Company; Presumptions by Administrative Agent. Unless the Administrative Agent will have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
Watson Pharmaceuticals Credit Agreement

     A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) will be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Company as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent will return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder will not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender will be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
     (e) Funding Source. Nothing herein will be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     2.14 Sharing of Payments by Lenders. If any Lender will, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or such participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion will (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as will be equitable, so that the benefit of all such payments will be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations will be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section will not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a
Watson Pharmaceuticals Credit Agreement

participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant.
     For purposes of this Section 2.14, any calculation of pro rata shares of Loans will be determined on the basis of the Outstanding Amount of all Loans (and each Lender’s participation in Swing Line Loans) and all L/C Obligations (and each Lender’s participation therein) without distinction between Committed Loans, Swing Line Loans and Bid Loans.
     The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
     2.15 Increase in Commitments. (a) Request for Increase. Provided there exists no Default and no Default would immediately result therefrom, upon notice to the Administrative Agent (which will promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $350,000,000; provided that any such request for an increase will be in a minimum amount of $50,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) will specify the time period within which each Lender is requested to respond (which will in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
     (b) Lender Elections to Increase. Each Lender will notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period will be deemed to have declined to increase its Commitment.
     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent will notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.
     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company will determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent will promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company will deliver to the Administrative Agent a certificate dated as of the Increase Effective Date signed by a Responsible Officer of the Company (i) certifying and attaching the resolutions adopted by the Company, if the Administrative Agent reasonably deems such resolutions necessary, approving or consenting to such increase, and (ii) certifying that,
Watson Pharmaceuticals Credit Agreement

before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in clauses (a) and (b) of Section 5.05 will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Company will prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
     (f) Conflicting Provisions. This Section will supersede any provisions in Section 2.14 or 10.01 to the contrary.
     2.16 Cash Collateral. (a) Certain Credit Support Events. (i) Upon the request of the Administrative Agent or the L/C Issuer (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (B) if, as of the Letter of Credit Expiration Date any L/C Obligation for any reason remains outstanding, the Company shall, in each case, promptly, but in any event, if such request is made by 1:00 p.m., on the same Business Day and, if such request is made after 1:00 p.m., on the next Business Day, Cash Collateralize the then Outstanding Amount of all L/C Obligations.
     (ii) At any time that there shall exist a Defaulting Lender, upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Company shall promptly, but in any event, if such request is made by 1:00 p.m., on the same Business Day and, if such request is made after 1:00 p.m., on the next Business Day, deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure relating to such Defaulting Lender (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
     (iii) In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
     (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) will be maintained in blocked, segregated interest-bearing (such interest to be for the account of the Company if such Cash Collateral was provided by the Company) deposit accounts (“Cash Collateral Accounts”) at the Administrative Agent or, if consented to by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), another depositary institution that is a Lender; provided that the Company shall cause any depositary institution other than the Administrative Agent to take any
Watson Pharmaceuticals Credit Agreement

actions necessary to enable the Administrative Agent to obtain Control (within the meaning of Section 9-104 of the Uniform Commercial Code as from time to time in effect in the State of New York) of such Cash Collateral Accounts, including executing and delivering and causing the relevant depositary bank to execute and deliver an agreement in form and substance reasonably satisfactory to the Administrative Agent. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such Cash Collateral Accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (including by reason of exchange rate fluctuations), the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
     (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.04, 2.05, 2.06, 2.17 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
     (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(c))) or (ii) upon the Company’s request if there exists Cash Collateral in excess of the requirements of this Section 2.16; provided, however, that Cash Collateral furnished by or on behalf of the Company shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03).
2.17 Defaulting Lenders.
     (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
Watson Pharmaceuticals Credit Agreement

     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Unused Commitment Fee pursuant to Section 2.10(a) (and the Company shall not be required to pay any Unused Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender) for any period during which that Lender is a Defaulting Lender and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).
     (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund
Watson Pharmaceuticals Credit Agreement

participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.
     (v) No Default. Operation of the allocations provided in clauses (ii) through (iv) above shall not be deemed to result in a default of the Company’s or any other Loan Party’s obligations to a Defaulting Lender under this Agreement or any other Loan Document.
     (b) Defaulting Lender Cure. If (i) with respect to any Defaulting Lender pursuant to clause (c) of the definition of Defaulting Lender, the Administrative Agent and the Company have received written confirmation from such Defaulting Lender that it will comply with its prospective funding obligations under this Agreement, or (ii) in each other case, the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date such confirmation is so received or the effective date specified in such notice (and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral)), as applicable, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), together with any payments reasonably determined by the Administrative Agent to be necessary to compensate the non-Defaulting Lenders for any loss, cost or expense of the type described in Section 3.05 (all of which purchases are hereby consented to by the Company and each Lender) whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01 Taxes.
(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
Watson Pharmaceuticals Credit Agreement

     (i) Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Company or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Company or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
     (ii) If the Company or the Administrative Agent shall be required by applicable law to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Company shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholding or deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 10.06(b), which assignment is not at the request of the Company pursuant to Section 10.13.
     (c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Company shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes or imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender, the Administrative Agent and the L/C Issuer agrees to give written notice to the Company of the assertion of any claim against such Lender, the Administrative Agent or the L/C Issuer, as the case may be, relating to such Indemnified Taxes no later than 180 days after the principal officer of such party responsible for administering this Agreement obtains knowledge thereof. The Company shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection after the Administrative Agent has exercised such remedies provided in clause (ii) of this subsection as
Watson Pharmaceuticals Credit Agreement

the Administrative Agent in its good faith discretion determines to be appropriate. A certificate as to the amount of any such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
     (ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Company and the Administrative Agent, and shall make payment in respect thereof within 20 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Company or the Administrative Agent) incurred by or asserted against the Company or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Company or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent (on its own behalf or on behalf of such Lender or such L/C Issuer) to set off and apply any and all amounts (including interest and fees) at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
     (d) Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by the Company or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.
     (e) Status of Lenders; Tax Documentation. (i) Each Lender, the Administrative Agent and the L/C Issuer shall deliver to the Company and to the Administrative Agent (if applicable), at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the Company hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) the entitlement of such Lender, the Administrative Agent or the L/C Issuer to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Person by the Company pursuant to this Agreement or otherwise to establish such Person’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding anything to the contrary in this Section 3.01(e), the completion, execution and
Watson Pharmaceuticals Credit Agreement

submission of the documentation referred to in this Section 3.01(e) (other than specific forms set forth in Sections 3.01(e)(ii)(A) and (B) below) shall not be required if in such Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing,
     (A) any Lender, Administrative Agent or L/C Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, on or prior to the date it becomes a party to this Agreement (and from time to time thereafter upon the expiration, obsolescence or invalidity of any form, documentation or information previously delivered pursuant to this clause (A)), deliver to the Company and the Administrative Agent two properly completed and executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will establish its exemption from backup withholding; and
     (B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Foreign Lender under this Agreement (and from time to time thereafter upon the expiration, obsolescence or invalidity of any form, documentation or information previously delivered pursuant to this clause (B), or upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)	properly completed and executed originals of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)	properly completed and executed originals of Internal Revenue Service Form W-8ECI or W-8EXP (or successor form),
(III)	to the extent a Foreign Lender is not the beneficial owner of such payments, properly completed and executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, and all required supporting documentation, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one
Watson Pharmaceuticals Credit Agreement

or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide certification documents on behalf of each such direct and indirect partner,
(IV)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1, J-2, J-3 or J-4, as applicable, and (y) properly completed and executed originals of Internal Revenue Service Form W-8BEN (or successor form), or

(V)	properly completed and executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.
     (iii) Each Lender, the Administrative Agent and the L/C Issuer shall promptly (A) notify the Company and the Administrative Agent (if applicable) of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Person, and as may be reasonably necessary (including, in the case of any Lender, the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Company or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Person.
     (iv) The Company shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, in a timely fashion after the Closing Date, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Company, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
     (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion reasonably exercised in good faith, that it has received a refund (including, for this purpose, a credit in lieu of a refund) of any Taxes or Other Taxes as to which it has been
Watson Pharmaceuticals Credit Agreement

indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.01, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Company to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.
     (g) Additional Withholding Documentation. If a payment made to a Lender under this Agreement may be subject to United States federal withholding tax under the FATCA, such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable Law and such additional documentation reasonably requested by the Company or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under such Sections or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in US Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in US Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Committed Loans, will be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Company will, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the
Watson Pharmaceuticals Credit Agreement

Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Company will also pay accrued interest on the amount so prepaid or converted.
     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in US Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Committed Loan (whether denominated in US Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Committed Loans in the affected currency or currencies will be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
3.04 Increased Costs; Additional Reserve Requirements.
     (a) Increased Costs Generally. If any Change in Law will: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;
     (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such
Watson Pharmaceuticals Credit Agreement

Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);
     (iii) the Mandatory Cost, as calculated hereunder, does not represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or
     (iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing will be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit and Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies with respect to capital adequacy), then from time to time the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company will be conclusive absent manifest error. The Company will pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section will not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Company will not be required to compensate a Lender or the L/C Issuer pursuant to the
Watson Pharmaceuticals Credit Agreement

foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above will be extended to include the period of retroactive effect thereof).
     (e) Additional Reserve Requirements. The Company shall pay to each Lender, (i) as long as such Lender shall be required by a central banking or financial regulatory authority with regulatory authority over such Lender to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocable to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided, that the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender with a reasonably detailed explanation of the regulatory requirements imposing such costs and a calculation of the allocation of such costs to the relevant Loan or Commitment. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of a proper notice. Notwithstanding the foregoing, if any reserves described in this clause (e) are based upon the financial strength or creditworthiness of a Lender, for the purposes of calculating the actual costs of a Lender with respect to such reserves, each such Lender shall be deemed to be in the highest applicable category of financial strength or creditworthiness.
     3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company will promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;
Watson Pharmaceuticals Credit Agreement

     (c) any failure by the Company to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;
     (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13; or
     (e) with respect to amounts due pursuant to subsection (a) or (b) of this Section as a result of any Change in Law relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III, the claim for additional amounts shall be generally consistent with such Lender’s or the L/C Issuer’s treatment of customers of such Lender or the L/C Issuer that such Lender or the L/C Issuer considers, in its reasonable discretion, to be similarly situated as the Company and having generally similar provisions in their credit agreements with such Lender or the L/C Issuer.
     For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender will be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Committed Loan was in fact so funded.
3.06 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Company is required to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender or the L/C Issuer gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer, as applicable, will use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer , as the case may be, in connection with any such designation or assignment.
     (b) Replacement of Lenders. In the event (i) any Lender requests compensation under Section 3.04, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement or any other Loan Document requested by the Company that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then the Company may replace such Lender in accordance with Section 10.13.
Watson Pharmaceuticals Credit Agreement

     3.07 Survival. All of the Company’s obligations under this Article III will survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions to Effectiveness. The effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction (or waiver) of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which may be delivered by facsimile or other electronic transmission (including “pdf” and “tif”), followed promptly after the Closing Date by originals unless otherwise specified, each properly executed by a Responsible Officer of the Company, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
     (i) executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
     (ii) Notes executed by the Company in favor of each Lender requesting a Note at least one Business Day prior to the Closing Date;
     (iii)  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the Notes;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Company is duly organized or formed, and that the Company is validly existing and in good standing in the state of Nevada;
     (v) a favorable opinion of (A) Latham & Watkins, LLP, special New York counsel for the Company, addressed to the Administrative Agent and each Lender and dated the Closing Date, substantially in the form attached hereto as Exhibit I-1 and (B) Greenberg Traurig LLP, special Nevada counsel for the Company, addressed to the Administrative Agent and each Lender and dated the Closing Date, substantially in the form attached hereto as Exhibit I-2;
     (vi) a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied; and
     (vii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all amounts owing thereunder (if any) have been, or concurrently herewith are being paid in full, and all Guarantees in respect thereof have been or are being terminated.
Watson Pharmaceuticals Credit Agreement

     (b) The Company shall have paid any fees required to be paid on or before the Closing Date.
     (c) Unless waived by the Administrative Agent, the Company will have paid all fees, charges and disbursements of one counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) required to be paid by the Company hereunder to the extent invoiced at least one Business Day prior to the Closing Date, which invoice may include reasonable estimates of fees, charges and disbursements incurred or to be incurred by such counsel through the closing proceedings (provided that such estimate will not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
     Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement will be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent will have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Committed Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of the Company contained in Article V will be true and correct on and as of the date of such Credit Extension, except (i) on any date other than the Closing Date, those set forth in Sections 5.05(c), 5.06, 5.09, 5.11 and 5.12, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they will be true and correct as of such earlier date, and (iii) that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 will be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
     (b) No Default exists, or would immediately result from such proposed Credit Extension.
     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender will have received a Request for Credit Extension in accordance with the requirements hereof.
     (d) In the case of a Credit Extension to be denominated in an Alternative Currency, there will not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Watson Pharmaceuticals Credit Agreement

     (e) In the case of a Bid Loan, there will not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent and the Bid Loan Lender would make it impracticable for such Bid Loan to be denominated in the relevant Discretionary Alternative Currency.
     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Committed Loans) submitted by the Company will be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Administrative Agent and the Lenders that:
     5.01 Existence, Qualification and Power; Compliance with Laws. The Company and each Material Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing (or the local equivalent) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing (or the local equivalent) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in the case referred to in clause (a) with respect to any non-Loan Party only and in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Material Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
     5.03 Material Governmental Authorization; Other Material Consents. Other than any filings with the SEC, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party.
Watson Pharmaceuticals Credit Agreement

     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable Debtor Relief Laws and the effect of general principles of equity, whether applied by a court of law or equity.
     5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
     (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries dated June 30, 2011, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their respective properties that (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (ii) except as specifically disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 26, 2011 or on Schedule 5.06, either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.
     5.07 No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.08 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Watson Pharmaceuticals Credit Agreement

     5.09 Environmental Compliance. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims would not, except as specifically disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 26, 2011, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.10 Insurance. The Company and its Material Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Material Subsidiary operates.
     5.11 Taxes. The Company and its Material Subsidiaries have filed or caused to be filed all material federal, state and other tax returns and reports required to be filed by them, and have paid all material federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
     5.12 ERISA. (a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
     (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any ERISA Affiliate has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iii) neither the Company nor any ERISA Affiliate has engaged in a transaction that
Watson Pharmaceuticals Credit Agreement

could be subject to Section 4069 or Section 4212(c) of ERISA; (iv) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan; and (v) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained.
     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in its Material Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company in the amounts specified on Schedule 5.13 free and clear of all Liens (other than any Liens permitted under Section 7.01).
     5.14 Margin Regulations; Investment Company Act. (a) The Company is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) None of the Company, any Person Controlling the Company, or any Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally, and if orally, on which the Administrative Agent or such Lender in good faith and reasonably relies) by or on behalf of the Company to the Administrative Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by, and taken together as a whole with, other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable by the Company at the time. The Company shall be deemed to have disclosed any such documents to the Administrative Agent and the Lenders to the extent the Company has filed any such documents on Form 8-K with the SEC after July 26, 2011.
     5.16 Compliance with Laws. Each of the Company and each Material Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith
Watson Pharmaceuticals Credit Agreement

by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, without conflict with the rights of any other Person, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) with respect to which the failure to possess or have the right to use or the presence of a conflict with the rights of any other Person (other than with respect to any litigation arising under Section 505(j)(3)(A)(vii)(iv) of the Federal Food, Drug and Cosmetic Act of 1938, as amended) would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except where such infringement would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender will have any Commitment hereunder, any Loan or other Obligation hereunder will remain unpaid or unsatisfied, or any Letter of Credit will remain outstanding, the Company will, and will (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Material Subsidiary to:
     6.01 Financial Statements. Deliver to the Administrative Agent (who will distribute copies to each Lender):
     (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Company (commencing with the fiscal year ending December 31, 2011), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of income or operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent public accountant of recognized national standing as to whether such financial statements are free of material misstatement, which report and opinion will be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and will not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement; and
     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Company (commencing with the fiscal quarter ending September 30, 2011), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of
Watson Pharmaceuticals Credit Agreement

income or operations and cash flows for such fiscal quarter and for the portion of the Company’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the chief financial officer or the vice president and controller of the Company as fairly presenting the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
     As to any information contained in materials furnished pursuant to Section 6.02(b), the Company will not be separately required to furnish such information under clause (a) or (b) above, but the foregoing will not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
     6.02 Certificates; Other Information. Deliver to the Administrative Agent (who will distribute copies to the Lenders), in form and detail reasonably satisfactory to the Administrative Agent
     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
     (b) promptly, after the same are available, copies of each proxy statement sent to the shareholders of the Company and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (c) promptly, and in any event within five Business Days after receipt thereof by the Company or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Company or any Subsidiary thereof to the extent that any such notice or other correspondence would be required to be disclosed in a Form 8-K filing with the SEC; and
     (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the
Watson Pharmaceuticals Credit Agreement

Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Company shall deliver paper copies of such documents to the Administrative Agent who will distribute copies to any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC”, the Company will be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they will be treated as set forth in Section 10.07); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers will be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting outside the portion the Platform designated “Public Side Information”.
     6.03 Notices. Promptly notify the Administrative Agent (and each Lender through the Administrative Agent) of the following, upon any such event becoming known to any Responsible Officer of the Company:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any such matter resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary, or (ii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;
Watson Pharmaceuticals Credit Agreement

     (c) of the occurrence of any ERISA Event, that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability to the Company and its Subsidiaries in an aggregate amount exceeding $50,000,000; and
     (d) of any announcement by Moody’s or S&P of any change in a Debt Rating.
     Each notice pursuant to subsections (a) through (c) of this Section 6.03 will be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) will describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Taxes. Pay and discharge as the same will become due and payable, all its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect the legal existence and good standing of the Company and its Material Subsidiaries under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.
     6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of clauses (a) and (b), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons.
     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Watson Pharmaceuticals Credit Agreement

     6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied will be made of all financial transactions and matters involving the assets and business of the Company or such Material Subsidiary, as the case may be.
     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers having direct knowledge or responsibility of the subject matter, provided, however, that such visits, inspections or examinations will be made at a reasonable time during normal business hours with due regard for, and minimal disruption of, the business of the Company and its Subsidiaries, and will not (a) be at the expense of the Company, (b) occur more frequently than once in any 12-month period and (c) be made without five (5) Business Days’ prior written notice; provided further, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to refinance amounts outstanding under the Existing Credit Agreement and (b) for general corporate purposes not in contravention of any Law or of any Loan Document, such general corporate purposes will include but not be limited to working capital, capital expenditures, acquisitions, investments and Restricted Payments permitted under this Agreement.
     6.12 Covenant to Guarantee Obligations. Within 30 days (or such later time as may be reasonably requested in writing by the Company and accepted by the Administrative Agent) of the designation of any Domestic Subsidiary as a guarantor under any other Material Indebtedness of the Company after the Closing Date, the Company shall (a) cause each such Domestic Subsidiary to deliver to the Administrative Agent, a duly executed copy of the Subsidiary Guaranty (or supplement or joinder thereto) pursuant to which such Domestic Subsidiary agrees to be bound by the terms and provisions of the Subsidiary Guaranty, and such Subsidiary Guaranty (or supplement or joinder thereto) and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender will have any Commitment hereunder, any Loan or other Obligation hereunder will remain unpaid or unsatisfied, or any Letter of Credit has not expired or terminated or been Cash Collateralized, the Company in each section of this Article VII (other than Section 7.02), will not, nor will it permit or allow any Material Subsidiary in any section of this Article VII or any Subsidiary in Sections 7.01 and 7.02 to, directly or indirectly:
Watson Pharmaceuticals Credit Agreement

     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased (except as contemplated by Section 7.02(b)), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);
     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
     (i) Liens securing Indebtedness permitted under Section 7.02(f); and
     (j) other Liens securing other Indebtedness permitted by Section 7.02 or other liabilities of the Company and its Subsidiaries in an aggregate amount not to exceed, at any time, the greater of $500,000,000 and 15% of the Net Worth of the Company (it being understood that any Lien permitted under any other clause in this Section 7.01 shall not be included in the computation described in this clause (j)).
     7.02 Subsidiary Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
Watson Pharmaceuticals Credit Agreement

     (a) Indebtedness under the Loan Documents;
     (b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;
     (c) obligations (contingent or otherwise) of any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     (d) Indebtedness of any Subsidiary Guarantor;
     (e) Guarantees of any Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Subsidiary;
     (f) Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of all such Indebtedness permitted by this Section 7.02(f) at any one time outstanding shall not exceed the greater of $500,000,000 and 15% of the Net Worth of the Company;
     (g) Capital Lease Obligations, Synthetic Lease Obligations or Receivables Facility Attributable Indebtedness in an aggregate principal amount which, when added to all other Capital Lease Obligations, Synthetic Lease Obligations and Receivables Facility Attributable Indebtedness created, incurred or assumed under this clause (g), do not to exceed the greater of $500,000,000 and 15% of the Net Worth of the Company at any time, subject in the case of any such Indebtedness secured by a Lien, to the limitation set forth in Section 7.01(j);
     (h) additional secured or unsecured Indebtedness not otherwise permitted under this Section 7.02 in an aggregate principal amount at any time outstanding which, when added to, without duplication, the aggregate principal amount of Indebtedness and other obligations that are secured by a Lien permitted by Section 7.01(j) at such time, do not exceed the greater of $500,000,000 and 15% of the Net Worth of the Company; and
Watson Pharmaceuticals Credit Agreement

     (i) intercompany loans made between the Company and a Subsidiary or any two Subsidiaries.
     7.03 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and the Material Subsidiaries, taken as a whole, unless (a) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and (b) after giving effect to any such transaction, the business, taken as a whole, of the Company and the Material Subsidiaries shall not have been altered such that the Company or its Material Subsidiaries are unable to comply with the restriction on the covenant governing any change in nature of business in Section 7.04, provided that (i) if the Company is not the survivor of any such consolidation or merger involving the Company, (A) the Company, at the time thereof and immediately after giving effect thereto, shall be in compliance on a pro forma basis with the financial covenants contained in Sections 7.08 and 7.09 as if such consolidation or merger had been consummated (and any related Indebtedness incurred, assumed or repaid in connection therewith had been incurred, assumed or repaid, as the case may be) on the first day of the most recently completed four fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 6.01 (as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer to such effect showing such calculation in reasonable detail prior to or concurrently with such consolidation or merger), (B) the surviving Person of such consolidation or merger shall expressly assume all of the Company’s rights and obligations under this Agreement and the other Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and shall thereafter be deemed to be the Company for all purposes hereunder and (C) such consolidation or merger will not result in a Change of Control; and (ii) the Company shall not liquidate or dissolve.
     7.04 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Material Subsidiaries on the Closing Date or any business substantially related or incidental thereto.
     7.05 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company that is a Material Subsidiary, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Material Subsidiary as would be obtainable by the Company or such Material Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction will not apply to (i) transactions between or among (A) the Company and any of its Wholly Owned Subsidiaries, (B) Wholly Owned Subsidiaries of the Company or (C) Subsidiary Guarantors or (ii) Permitted Receivables Transfers.
     7.06 Investments. Make any Investment (other than Investments made in the ordinary course of business and Investments required in connection with the Receivables Purchase Documents) if, immediately before and after giving effect to such Investment, an Event of Default shall have occurred and be continuing.
     7.07 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so (exclusive of stock dividends
Watson Pharmaceuticals Credit Agreement

and cash dividends paid to the Company or any Subsidiary Guarantor); provided that the foregoing restriction will not apply if, immediately before and after giving effect to such transaction, no Event of Default shall have occurred and be continuing.
     7.08 Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company to exceed 3.50 to 1.00.
     7.09 Net Worth. In the event the Springing Amount for the prior twelve-month period is greater than 7.50% of the Net Worth of the Company as of the last day of the most recently ended fiscal quarter of the Company, permit the Net Worth of the Company to be less than the sum of (x) 75% of the Net Worth of the Company as of June 30, 2011 plus (y) 50% of the Consolidated Net Income of the Company for each fiscal quarter of the Company ending after June 30, 2011, provided that the Consolidated Net Income of the Company for any such fiscal quarter shall only be taken into account for purposes of this calculation if it is positive.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following will constitute an Event of Default:
     (a) Non-Payment. The Company fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document (other than an amount specified in clause (i) above);
     (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in Section 6.03(a) or 6.05(a) (with respect to the Company’s existence) or Article VII;
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company, unless such failure is not susceptible to cure within thirty (30) days and, within such thirty (30) days, the Company has taken reasonable steps to effectuate a cure and continues to diligently pursue such cure within sixty (60) days after such notice to the Company;
     (d) Representations and Warranties. Any representation and warranty made or deemed made by or on behalf of the Company or any other Loan Party herein or in any other Loan Document is incorrect in any material respect when made or deemed made;
     (e) Cross-Default. (i) The Company or any Material Subsidiary fails to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods), (ii) any event or condition occurs that results in any Material Indebtedness (A) becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness, or any trustee or agent on its or their behalf,
Watson Pharmaceuticals Credit Agreement

to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this subsection (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such secured Indebtedness is paid when due, (iii) any termination event or event of like import occurs under any Receivables Purchase Facility having a principal amount or committed amount in excess of $100,000,000, that (1) terminates, or permits the investors under any Receivables Purchase Facility to terminate, the reinvestment of collections or proceeds of Receivables and Related Security under any Receivables Purchase Document (other than a termination resulting solely from the request of the Company or any of its Subsidiaries) or (2) causes the replacement of, or permits the investors under any Receivables Purchase Facility to replace, the Person then acting as servicer for such Receivables Purchase Facility, if the Person then acting as servicer is a Loan Party or an Affiliate of a Loan Party or (iv) there occurs under any Swap Contract an early termination date resulting from (x) any event of default under such Swap Contract as to which the Company or any Material Subsidiary is the defaulting party thereunder or (y) any termination event under such Swap Contract as to which the Company or any Material Subsidiary is an affected party thereunder and, in either event, the Swap Termination Value owed by the Company or such Material Subsidiary as a result thereof is greater than $100,000,000;
     (f) Insolvency Proceedings, Etc. The Company or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Company or any of its Material Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to the Company or any of its Material Subsidiary or to all or any material part of its property is instituted without the consent of the Company or such Material Subsidiary and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;
     (g) Inability to Pay Debts; Attachment. (i) The Company or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Company or such Material Subsidiary and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;
     (h) Judgments. There is entered against the Company or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order and (B) there is a period of thirty consecutive days during which execution shall not have been effectively stayed, vacated or bonded pending appeal or otherwise;
Watson Pharmaceuticals Credit Agreement

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000,000 or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000,000;
     (j) Invalidity of Loan Documents. This Agreement, any Note or any material Guarantee under the Subsidiary Guaranty shall, for any reason, cease to be in full force and effect, or the Company or any Subsidiary Guarantor shall contest in writing the validity or enforceability hereunder or under any Note or any Subsidiary Guaranty, in each case, other than in accordance with the terms hereof and thereof (including, in the case of a Subsidiary Guarantor, as a result of the release of such Subsidiary Guarantor in accordance with Section 9.10); or
     (k) Change of Control. There occurs any Change of Control.
     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent will, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation will be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
     (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     (d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions will automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid will automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid will automatically become effective, in each case without further act of the Administrative Agent or any Lender.
     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and
Watson Pharmaceuticals Credit Agreement

the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations will, subject to Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.04 and 2.16; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
     Subject to Sections 2.04(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the
Watson Pharmaceuticals Credit Agreement

Lenders and the L/C Issuer, and the Company will have no rights as a third party beneficiary of any of such provisions.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” will, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Administrative Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) will not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as will be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to the Company or any of its respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent will not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as will be necessary, or as the Administrative Agent will believe in good faith will be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent will be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.
     The Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set
Watson Pharmaceuticals Credit Agreement

forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction (or waiver) of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.04 Reliance by Administrative Agent. The Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent will have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article will apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and will apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders will have the right, in consultation with the Company, to appoint a successor, which will be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor will have been so appointed by the Required Lenders and will have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent will notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation will nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative
Watson Pharmaceuticals Credit Agreement

Agent will instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent will be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 will continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section will also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender will be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer will issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agent or the Co-Documentation Agents will have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party is pending, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the
Watson Pharmaceuticals Credit Agreement

Administrative Agent will have made any demand on the Company) will be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(h) and (i), 2.10 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent will consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
     Nothing contained herein will be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
     9.10 Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person (a) ceases to be a Subsidiary of the Company as a result of a transaction permitted hereunder, (b) ceases to be a guarantor under any other Material Indebtedness of the Company or (c) was voluntarily designated by the Company as a Subsidiary Guarantor and the Company requests, in writing, that the Administrative Agent release it from the Subsidiary Guaranty and no Event of Default would immediately result from such a release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10.
ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, will be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the
Watson Pharmaceuticals Credit Agreement

Administrative Agent (such acknowledgement not to be unreasonably withheld, conditioned or delayed) and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent will:
     (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders will be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate;
     (d) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (e) amend Section 1.05 or the definition of “Alternative Currency” without the written consent of each Lender;
     (f) release all of the Subsidiary Guarantors without the written consent of each Lender, except to the extent the release of all of the Subsidiary Guarantors is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
     (g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent will, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent will, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent will, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires
Watson Pharmaceuticals Credit Agreement

the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone will be made to the applicable telephone number, as follows:
     (i) if to the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopy number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopy number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received; notices and other communications sent by telecopy will be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, will be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, will be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing will not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of
Watson Pharmaceuticals Credit Agreement

an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event will the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event will any Agent Party have any liability to the Company, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopy, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopy, telephone number or electronic mail address for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopy number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities laws, to make reference to Company Materials, if any, that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-
Watson Pharmaceuticals Credit Agreement

public information with respect to the Company or its securities for purposes of United States federal or state securities laws.
     (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders will be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Bid Requests and Swing Line Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company will indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Watson Pharmaceuticals Credit Agreement

10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Company will pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, which shall be limited to McGuireWoods LLP), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated thereby will be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders (including the reasonable fees, disbursements and other charges of counsel, which shall be limited to one counsel, and if necessary, one local counsel in each appropriate jurisdiction and, solely in the case of a conflict of interest, one special conflicts counsel to all affected Indemnitees taken as a whole) in connection with the enforcement or protection of their respective rights in connection with this Agreement and the other Loan Documents, including its rights under this Section.
     (b) Indemnification by the Company. Subject to Section 10.04(a), the Company will indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, the Syndication Agent, each Co-Documentation Agent, each Lender, the L/C Issuer and each Related Party of any of the foregoing Persons (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee (or its respective affiliates and their respective officers, directors, employees or agents), (y) result from a claim brought by the Company against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim of any Indemnitee solely against one or more Indemnitees (and not by one or more Indemnitees against the Administrative Agent, any Arranger, the Syndication Agent or any
Watson Pharmaceuticals Credit Agreement

Co-Documentation Agent to the extent acting in their capacity as such and to the extent otherwise entitled to be indemnified hereunder) that have not resulted from the action or inaction of the Company or its Subsidiaries or any of their respective officers, directors, employees or agents. Notwithstanding any of the foregoing provisions to the contrary, this Section 10.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses or damages arising from a non-Tax claim.
     (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the parties to this Agreement shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients (excluding any Indemnitee) of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, willful misconduct or bad faith of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. The indemnities in this Section 10.04(b) shall not abrogate, modify or diminish the obligations of the Administrative Agent, the Lenders and the L/C Issuer to keep certain information confidential in the manner and to the extent provided in Section 10.07.
     (e) Payments. All amounts due under this Section will be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section will survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Watson Pharmaceuticals Credit Agreement

     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence will survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent ) and each Lender (except in connection with a transaction permitted under Section 7.03 in accordance with the terms thereof) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (e) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
Watson Pharmaceuticals Credit Agreement

     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment so assigned, except that this clause (ii) shall not apply to rights and obligations in respect of Bid Loans or to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
     (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment that creates or increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment.
Watson Pharmaceuticals Credit Agreement

     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
     (vi) No Assignment Resulting in Additional Indemnified Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to the Company without the imposition of any additional Indemnified Taxes.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and shall, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.
     (c) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any
Watson Pharmaceuticals Credit Agreement

assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this subsection (c), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
     (d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company, any Lender and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.
     (e) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any
Watson Pharmaceuticals Credit Agreement

amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 3.06 as if it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.
     (f) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(e) as though it were a Lender.
     (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue
Watson Pharmaceuticals Credit Agreement

letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.
     For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities laws.
     Subject to any applicable requirements of United State federal, state or local laws or regulations, including securities laws or regulations, neither the Administrative Agent nor any Lender will make or cause to be made, whether orally, in writing or otherwise, any public announcement or statement that is intended for the general public and not targeted primarily to
Watson Pharmaceuticals Credit Agreement

reach audiences in the banking industry and the banking industry’s customers with respect to the transactions contemplated by this Agreement, or any of the provisions of this Agreement, without the prior written approval of the Company as to the form, content and timing of such announcement or disclosure, which approval may be given or withheld in the Company’s sole discretion.
     10.08 Right of Setoff. If an Event of Default will have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company against any and all of its obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer will have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 10.08, if at any time any Lender, the L/C Issuer or any of their respective Affiliates maintains one or more deposit accounts for the Company or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.
     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents will not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender will receive interest in an amount that exceeds the Maximum Rate, the excess interest will be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Watson Pharmaceuticals Credit Agreement

     10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents will become effective when it will have been executed by the Administrative Agent and when the Administrative Agent will have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy or other electronic transmission (including “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents.
     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith will survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and will continue in full force and effect as long as any Loan or any other Obligation hereunder will remain unpaid or unsatisfied or any Letter of Credit will remain outstanding.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents will not be affected or impaired thereby and (b) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
     10.13 Replacement of Lenders. In the event (i) any Lender requests compensation under Section 3.04, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement or any other Loan Document requested by the Company that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, or (v) any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate,
Watson Pharmaceuticals Credit Agreement

without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Company will have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender will have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
     A Lender will not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
10.14 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS
Watson Pharmaceuticals Credit Agreement

AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.16 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
Watson Pharmaceuticals Credit Agreement

     10.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used will be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Company in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).
     10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Company, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any other Person and (B) neither the Administrative Agent nor any Lender nor any Arranger has any obligation to the Company with respect to the transactions contemplated hereby, except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and neither the Administrative Agent nor any Lender nor any Arranger has any obligation to disclose any of such interests to the Company. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Watson Pharmaceuticals Credit Agreement

     10.19 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Remainder of page intentionally left blank]
Watson Pharmaceuticals Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WATSON PHARMACEUTICALS, INC.
By:
Name:
Title:

BANK OF AMERICA, N.A., individually and as Administrative Agent, L/C Issuer and Swing Line Lender
By:
Name:
Title:

[NAME OF LENDER]
By:
Name:
Title:

Watson Pharmaceuticals Credit Agreement
Signature Page

Schedule 1.01(e)
Existing Letters of Credit

Letter of			Expiry
Credit #	Amount	Issuer	Date	Beneficiary
SM209393	$385,000.00	Wachovia	7/21/2012	St. Paul Fire and Marine Insurance Company
SM208653	$1,300,000.00	Wachovia	6/15/2012	National Union Fire Insurance Company of Pittsburgh
68061260	$3,485,886.00	Bank of America	5/31/2012	The Travelers Indemnity Company

1

Schedule 1.01(m)
Mandatory Costs
1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:
(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.
2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:
(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum

100 — (A+C)
(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum

300
Where:
“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as

2

an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.	For the purposes of this Schedule:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the

3

Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:
(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph 8.
9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 3, 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lender’s Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule 1.01(m) in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13.	The Administrative Agent may, from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule 1.01(m) in order to comply with any Change in Law from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its respective functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

4

Schedule 2.01
Applicable Percentages; Commitments

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$70,500,000	14.100000000%
Wells Fargo Bank, National Association	$70,500,000	14.100000000%
Barclays Bank PLC	$48,000,000	9.600000000%
JPMorgan Chase Bank, N.A.	$48,000,000	9.600000000%
Mizuho Corporate Bank (USA)	$48,000,000	9.600000000%
HSBC Bank USA, National Association	$36,500,000	7.300000000%
The Royal Bank of Scotland Plc	$36,500,000	7.300000000%
Union Bank, N.A.	$24,000,000	4.800000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$24,000,000	4.800000000%
U.S. Bank National Association	$23,500,000	4.700000000%
DnB NOR Bank ASA	$23,500,000	4.700000000%
Deutsche Bank AG New York Branch	$23,500,000	4.700000000%
Svenska Handelsbanken AB	$23,500,000	4.700000000%

Total	$500,000,000.00	100.000000000%

5

Schedule 5.06
Litigation
1.	Levonorgestrel/Ethinyl Estradiol Tablets (Generic version of Seasonique®). On March 6, 2008, Duramed (now known as Teva Women’s Health) sued the Company in the United States District Court for the District of Nevada, alleging that sales of the Company’s levonorgestrel/ethinyl estradiol tablets, a generic version of Duramed’s Seasonique® tablets, would infringe Duramed’s U.S. Patent No. 7,320,969 (Duramed v. Watson Pharmaceuticals, Inc., et. al., Case No. 08cv00116). The complaint sought damages and injunctive relief. On June 9, 2011, Duramed moved for a preliminary injunction to prevent the Company from launching its product until after a trial on the merits. On June 16, 2011, the court denied Duramed’s motion. Duramed appealed and also requested temporary injunctive relief during the pendency of its appeal (Duramed v. Watson Laboratories, Case No. 3011-1438). On July 27, 2011, the U.S. Court of Appeals for the Federal Circuit denied Duramed’s request for temporary relief. The Company launched its generic product on July 28, 2011. Duramed’s appeal of the District Court’s denial of its preliminary injunction motion remains pending. On August 5, 2011, Duramed filed a motion in the District Court to amend its complaint to add a claim for damages as a result of the Company’s launch of its generic product. No trial date has been set. The Company believes it has substantial meritorious defenses to the case. However, the Company has sold and is continuing to sell its generic version of Seasonique®. Therefore, an adverse ruling in the case or a subsequent final appellate determination that the patent in suit is valid, and that the Company has infringed the patent in suit, could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.
2.	Quinine Sulfate Litigation. Beginning in 2008, a number of product liability suits were filed against the Company and certain of the Company’s affiliates, as well as other manufacturers and distributors of quinine sulfate, for personal injuries allegedly arising out of the use of quinine sulfate. Approximately 18 cases, representing claims by approximately 38 plaintiffs, are pending against the Company and/or its affiliates in various state courts in California and have been consolidated for pre-trial discovery. Discovery is ongoing. The Company believes that it has substantial meritorious defenses to these cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if insurance does not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.
3.	Alendronate Litigation. Beginning in 2010, a number of product liability suits were filed against the Company and certain of the Company’s affiliates, as well as other manufacturers and distributors of alendronate, for personal injuries allegedly arising out of the use of alendronate. Approximately 66 cases are pending against the Company and/or its affiliates in various state and federal courts, representing claims by approximately 84 plaintiffs. These cases are generally at their preliminary stages and

6

discovery is ongoing. The Company believes that it will be indemnified for the majority of these claims by Merck & Co., the New Drug Application holder and manufacturer of the product sold by the Company during most of 2008. Several claims have also been asserted against Cobalt Laboratories, which the Company acquired in 2009 as part of its acquisition of the Arrow Group of companies, in connection with Cobalt’s manufacture and sale of alendronate. The Company believes that it has substantial meritorious defenses to these cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if our indemnification arrangements or insurance do not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

7

Schedule 5.13
Watson Pharmaceuticals, Inc.
(A Nevada Corporation)
Subsidiaries

		% of
Name	Jurisdiction of Incorporation	Ownership
WATSON DIAGNOSTICS, INC.	Delaware	100%
WATSON LABORATORIES, INC.	Delaware	100%
WATSON LABORATORIES, INC.	Nevada	100%
WATSON LABORATORIES, INC.	New York	100%
WATSON LABORATORIES, INC. — OHIO	New York	100%
WATSON LABORATORIES, LLC	Delaware	100%
CIRCA PHARMACEUTICALS WEST, INC.	California	100%
CIRCASUB, INC.	New York	100%
DEL MAR INDEMNITY COMPANY, INC	Hawaiian captive insurance corporation	100%
MAKOFF R&D LABORATORIES, INC.	California	100%
R&D PHARMACEUTICALS, INC	California	100%
R&D RESEARCH AND DEVELOPMENT CORPORATION	California	100%
R&D FERRLECIT CAPITAL RESOURCES, INC.	California	100%
R&D NEW MEDIA SERVICES, INC.	California	100%
NATRAPAC, INC.	Utah	100%
ROYCE LABORATORIES, INC.	Florida	100%
ROYCE RESEARCH GROUP, INC.	Florida	100%
RUGBY LABORATORIES, INC.	New York	100%
THE RUGBY GROUP, INC.	New York	100%
WATSON MANUFACTURING SERVICES, INC.	Delaware	100%
WATSON PHARMA, INC.	Delaware	100%
WATSON LABORATORIES, INC.	Connecticut	100%
WATSON LABORATORIES, INC. — ARIZONA	Delaware	100%
MARSAM PHARMACEUTICALS, LLC	Delaware	100%
MSI, INC.	Delaware	100%
SCHEIN PHARMACEUTICAL	Delaware	100%

8

		% of
Name	Jurisdiction of Incorporation	Ownership
INTERNATIONAL, INC.
WATSON PHARMACEUTICALS (NEW JERSEY), INC.	Delaware	100%
COVENTRY ACQUISITION, INC.	Delaware	100%
ANDA, INC.	Florida	100%
ANDA MARKETING, INC.	Florida	100%
ANDA PHARMACEUTICALS, INC.	Florida	100%
ANDA PUERTO RICO, INC.	Puerto Rico	100%
ANDA VETERINARY SUPPLY, INC.	Florida	100%
ANDRX LABORATORIES (NJ), INC.	Delaware	100%
ANDRX LABORATORIES (NJ), INC.	Delaware	100%
ANDRX LABS, LLC	Delaware	100%
WATSON MANAGEMENT CORPORATION	Florida	100%
ANDRX PHARMACEUTICALS EQUIPMENT #1, LLC	Florida	100%
WATSON LABORATORIES, INC. — FLORIDA	Florida	100%
ANDRX PHARMACEUTICALS, LLC	Delaware	100%
ANDRX PHARMACEUTICALS (MASS), INC.	Florida	100%
ANDRX PHARMACEUTICALS (NC), INC.	Florida	100%
ANDRX PHARMACEUTICALS (NC) EQUIPMENT, LLC	Delaware	100%
ANDRX PHARMACEUTICALS SALES AND MARKETING, INC.	Florida	100%
ANDRX SOUTH CAROLINA I, INC.	South Carolina	100%
WATSON THERAPEUTICS, INC.	Florida	100%
CYBEAR, LLC	Delaware	100%
RxAPS, INC.	Florida	100%
SR SIX, INC.	Florida	100%
VALMED PHARMACEUTICAL, INC.	New York	100%
COBALT LABORATORIES, INC.	Delaware	100%
WATSON COBALT HOLDINGS, LLC	Delaware	100%
Watson Pharma Holdings S.a.r.l.	Luxembourg	100%
Watson Pharma S.a.r.l.	Luxembourg	100%

9

		% of
Name	Jurisdiction of Incorporation	Ownership
Watson Pharma 2 S.a.r.l.	Luxembourg	100%
Robin Hood Holdings, Ltd.	Malta	100%
Paomar Plc	Cyprus	100%
Specifar Commercial Industrial Pharmaceutical, Chemical and Construction Exploitations Societe Anonyme	Greece	100%
Alet Pharmaceuticals Industrial and Commercial Societe Anonyme	Greece	100%
Arrow Supplies, Ltd.	Malta	100%
Arrow Pharmaceuticals Holdings, Ltd.	Malta	100%
Arrow Laboratories, Ltd.	Malta	100%
Marrow Holdings, Ltd.	Malta	100%
Arrow Pharma (HK) Ltd.	Hong Kong	100%
Arrow International, Ltd .	Malta	100%
Eden Biopharma Group Ltd.	UK	100%
Eden Biodesign Ltd.	UK	100%
Eden Biopharm Ltd.	UK	100%
Gaja Investment BV	Netherlands	100%
Juta Pharma GmbH	Germany	100%
Little John Ltd.	Malta	100%
Makewhey Products (Pty) Ltd	South Africa	100%
Arrow Saglik Urunleri Pazarlama Ticaret Ltd. Sti.	Turkey	80%
Arrow Group ApS	Denmark	100%
Arrow ApS	Denmark	100%
Arrow Farmaceutica Ltda	Brazil	100%
Arrow Generiques SAS	France	100%
Selamine Ltd.	UK	100%
Arrow Blue Ltd.	Israel	50.1%
ArrowCobalt de Mexico S.A. de C.V.	Mexico	90%
Arrow Pharmaceuticals (NZ) Ltd.	New Zealand	100%
Arrow Poland SA	Poland	64.2%
Arrowblue Produtos Farmaceuticos SA	Portugal	100%
Arrow Pharma d.o.o.	Slovenia	90%
Arrow No 7 Ltd.	UK	100%
Arrow Generics, Ltd.	UK	100%
Bowmed Ltd.	UK	100%
Cairnstores Ltd.	UK	100%
Arrow Pharma Holdings BV	Netherlands	100%
Arrow Pharm (Malta), Ltd.	Malta	100%
Arrow Pharmaceuticals KK	Japan	80%
Arrow Scandinavia AB	Sweden	100%

10

		% of
Name	Jurisdiction of Incorporation	Ownership
Arrow Lakemedel AB	Sweden	100%
Recept Pharma RP AB	Sweden	100%
Arrow Pharma ApS	Denmark	100%
Arrow Pharma A/S	Norway	100%
Breath Ltd.	UK	100%
Arrow Pharmaceuticals Company	Canada	100%
Arrow OTC Company	Canada	100%
Cobalt Pharmaceutials Company	Canada	100%
3242038 Nova Scotia Company	Canada	100%
ABRI Pharmaceuticals Company	Canada	100%
Arrow Pharma Company	Canada	100%
Seekers Investment Ltd	Canada	100%
SC Pharma Pty Ltd.	British Virgin Islands	80%
Willow Pharmaceuticals Pty Ltd.	Australia	100%
Spirit Pharmaceuticals Pty, Ltd.	Australia	90%
Spirit Pharmaceuticals NZ (Pty) Ltd.	New Zealand	95.6%
Scriptpharm Holdings (Pty) Ltd.	South Africa	95.6%
Scriptpharm Management (Pty) Ltd.	South Africa	95.6%
Scriptpharm Marketing (Pty) Ltd.	South Africa	95.6%
Scriptpharm Risk Management (Pty) Ltd.	South Africa	95.6%
Spear Pharmaceuticals (Pty) Ltd.	South Africa	95.6%
Referralnet (Pty) Ltd.	South Africa	62.6%
Arrow Pharma Tender (Pty) Ltd.	South Africa	95.6%
Zelphy 1308 (Pty) Ltd.	South Africa	83%
Arrow Pharma SA (Pty) Ltd.	South Africa	57%
Pharmascript Pharmaceutical Ltd.	South Africa	100%
Nicobrand Ltd.	Ireland	100%
Watson Pharma Private Limited	India	100%
Anda Puerto Rico, Inc.	Puerto Rico	100%
Watson Pharmaceuticals (Asia) Ltd.	British Virgin Island	100%
WP Holdings Limited	British Virgin Island	100%
Changzhou Watson Pharmaceuticals Co., Ltd.	China	100%
Watson Pharmaceuticals (China) Ltd.	British Virgin Island	100%
Med All Enterprise Consulting (Shanghai) Co Ltd	China	100%
Watson Pharmaceuticals International, Ltd.	British Virgin Island	100%
Watson Cayman, Ltd.	Cayman Islands	100%
Schein Pharmaceutical B.V.	Netherlands	100%
Schein Pharmaceutical (Bermuda) LTD	Bermuda	100%
International Generics Company Ltd	Taiwan	100%

11

Schedule 7.01
Existing Liens
None.

12

Schedule 7.02
Existing Indebtedness
In addition to the Indebtedness described below, the Company also incorporates by reference the Indebtedness disclosed in its Form 10Q for the period ended June 30, 2011, filed with the SEC on July 26, 2011.
1.	The Company has issued $450,000,000 of 5.000% notes, due August 14, 2014.

2.	The Company has issued $400,000,000 of 6.125% notes, due August 14, 2019.

3.	Cobalt Pharmaceuticals, Inc. has an outstanding 5-year Canadian Dollar-denominated senior secured loan with The Great-West Life Assurance Company, maturing on September 1, 2012. The outstanding amount as of July 31, 2011 is CAD$1,392,718.46.

4.	Scriptpharm Holdings (Proprietary), Ltd. has incurred loans to minority shareholders Litha Healthcare and Estate Late R Gand in an aggregate amount of ZAR 1,478,853.

5.	Scriptpharm Holdings (Proprietary), Ltd. has incurred a total of eight (8) equipment finance leases. The total aggregate amount outstanding as of July 31, 2011 is ZAR 924,851.74.

13

Schedule 10.02
Administrative Agent’s Office; Certain Addresses for Notices
BORROWER:
(For financial/loan activity — advances, pay down, interest/fee billing and payments, rollovers, rate-settings):
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, CA 92880
Attention: Debbie Huang
Telephone: (951) 493-5646
Telecopier: (951) 493-5814
E-Mail: debbie.huang@watson.com
Website Address: www.watson.com
(For all other notices, etc):
Watson Pharmaceuticals, Inc.
Morris Corporate Center III
400 Interpace Parkway
Parsippany, NJ 07054
Attention: Stephen M. Kaufhold
Telephone: (862) 261-8274
Telecopier: (862) 261-7940
E-Mail: stephen.kaufhold@watson.com
Website Address: www.watson.com
ADMINISTRATIVE AGENT and SWINGLINE LENDER OFFICE:
(For financial/loan activity — advances, pay down, interest/fee billing and payments, rollovers, rate-settings):
2001 Clayton Road, Building B
Concord, CA 94520-2405
Attention: Jessica Popejoy
Telephone: (925) 675-8139
Telecopier: (888) 969-9232
E-Mail: jessica.l.popejoy@baml.com
Remittance Instructions:
Bank of America, N.A.
New York, New York
ABA No.: 026009593
Account No.: 3750836479
Attention: Credit Services West
Reference: Watson Pharmaceuticals, Inc.

14

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc):
Bank of America Plaza
101 South Tryon Street
Mail Code: NC1-002-15-36
Charlotte NC 28255-0001
Attention: Darleen R. Parmelee
Telephone: (980) 388-5001
Telecopier: (704) 409-0645
E-Mail: darleen.r.parmelee@baml.com
L/C ISSUER:
(For fee payments due L/C Issuer only and new LC requests and amendments):
Bank of America, N.A.
Trade Operations
1000 W. Temple Street
Mail Code: CA9-705-07-05
Los Angeles, CA 90012-1514
Attention: Mane’ V. Badalyan
Telephone: (213) 481-7841
Telecopier: (213) 457-8841
E-Mail: mane.v.badalyan@baml.com
Remittance Instructions:
Bank of America, N.A.
Charlotte, North Carolina
ABA No.: 026-009-593 New York, NY
Account No.: 04535-883980
Attention: Los Angeles Standby
Reference: Watson Pharmaceuticals Inc. (please include LC #)

15